Earnings Release

JETBLUE ANNOUNCES SECOND QUARTER 2019 RESULTS

NEW YORK (July 23, 2019) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the second quarter 2019:

•
Reported diluted earnings per share of $0.59 in the second quarter of 2019 compared to a diluted loss per share of $0.39 in the second quarter of 2018. Adjusted diluted earnings per share was $0.60(1) in the second quarter of 2019 versus $0.37(1) in the second quarter of 2018.  Note A to this earnings release includes the GAAP to Non-GAAP reconciliation between reported and adjusted diluted earnings per share.

•
GAAP pre-tax income of $236 million in the second quarter of 2019, compared to a pre-tax loss of $162 million in the second quarter of 2018. Excluding the one-time costs, adjusted pre-tax income of $238 million(1), an increase of 52% from the second quarter of 2018.

•
Pre-tax margin of 11.2%, inclusive of the one-time costs, up from pre-tax margin of (8.4%) in the second quarter of 2018. Adjusted pre-tax margin of 11.3%(1), a 3.2 percentage point increase year over year.

Highlights from the Second Quarter 2019

•
Second quarter 2019 revenue per available seat mile (RASM) increased 3.1% year over year, driven by holiday calendar placement and strong close-in trends. This increase is above the mid-point of our original guidance range of 1.0% to 4.0%.

•
Operating expenses per available seat mile, excluding fuel (CASM ex-fuel) (1) increased 1.8%, better than the mid-point of our initial guidance range of 1.5% to 3.5%. This increase is mainly driven by pilot contract costs, offset by ramping benefits of the Structural Cost Program and the favorable timing of expenses.

Key Guidance for the Third Quarter and Full Year 2019:

•	Capacity is expected to increase between 3.0% and 5.0% year over year in the third quarter 2019. For the full year 2019, JetBlue expects capacity to increase between 5.5% and 6.5%.

•	RASM growth is expected to range between 0.5% and 3.5% for the third quarter 2019 compared to the same period in 2018.

•
CASM ex-fuel is expected to increase between 0.5% and 2.5% for the third quarter of 2019, due to approximately 1.5 points related to the timing of expenses moving from the first half, and lower capacity during the period. For the full year 2019, JetBlue expects year over year CASM ex-fuel to grow between 0.5% and 1.5%.

For further details see the latest Investor Update and the Second Quarter 2019 Earnings Presentation available via the internet at http://investor.jetblue.com.

JetBlue will conduct a conference call to discuss its quarterly earnings today, July 23, 2019 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com.

Executing our Plan to Reach our EPS Commitments

“Thanks to the hard work of our crewmembers, JetBlue is consistently recognized as one of the best airlines in the world. We are excited with the progress we are making on our ‘building blocks’ and towards our 2020 financial goals. As we look to the second half of 2019, we expect a return to margin expansion and EPS growth,” said Robin Hayes, JetBlue’s Chief Executive Officer.

“Airbus has recently communicated additional A321neo delays that will reduce our 2020 growth plans and naturally add pressure to our CASM ex-fuel. Despite these delays, we remain confident that we can execute both our unit cost commitments and achieve our $2.50 to $3.00 earnings per share target for 2020.”

“We believe our work is positioning us for success into the next decade. Next year we anticipate the first delivery of our margin-accretive A220s, a game-changing aircraft to further help us reduce our unit costs, improve our margins and increase our EPS. We are thrilled that we recently converted 13 additional A321s in our existing order book to A321 XLRs, and we expect to begin our European service by adding London from Boston and New York starting in 2021.”

Revenue Performance and Outlook

“During the second quarter our capacity grew 5.9 percent, slightly over the mid-point of our guidance range of 4.5 to 6.5 percent. This was due to a solid completion factor in the quarter, despite runway construction in Fort Lauderdale and JFK, and smaller projects elsewhere in our network,” said Joanna Geraghty, JetBlue’s President and Chief Operating Officer.

“We continue to adapt to an always changing industry environment. This quarter we saw new challenges in the Caribbean, in Punta Cana leisure markets. Leisure is an important part of our business, but the majority of our traffic to the Dominican Republic is VFR, or ‘visiting friends and relatives’ that has proven to be more resilient.

Looking into the third quarter, we expect RASM growth between 0.5 and 3.5 percent year over year. The third quarter guidance includes our expectation for continued close-in strength and a 0.75 percentage point headwind largely from Punta Cana. We expect the benefits of our network reallocation efforts will continue to ramp, and we are pleased with the ancillary changes we implemented last year.”

Cost Performance, Outlook and Balance Sheet

“Our second quarter CASM ex-fuel represents a unit cost increase below the mid-point of our guidance range. For the third quarter, we expect CASM ex-fuel growth to range between 0.5 and 2.5 percent. Our guidance includes approximately 1.5 percentage points of maintenance and marketing expenses that has shifted to the third quarter from earlier in the year. Our capacity growth is unusually low this quarter. Our lower capacity is driven both by NEO delivery delays, and our decision earlier in the year to moderate off-peak capacity to support our RASM and margins,” said Steve Priest, JetBlue’s EVP Chief Financial Officer.

“We have made significant progress in our Structural Cost Program over the past six months. We are pleased to report that we have now achieved $257 million dollars in run rate savings by 2020. We are pleased to have recently signed a long-term engine maintenance agreement covering over half of our V2500 engines, which serve our current Airbus fleet. We expect CASM ex-fuel growth of 0.5 to 1.5 percent for 2019 despite A321neo delivery delays.”

Capital Allocation and Liquidity

JetBlue ended the quarter with approximately $909 million in unrestricted cash, cash equivalents, and short term investments, or 11.4% of trailing twelve month revenue. In addition, at the end of the quarter, JetBlue maintained approximately $625 million in undrawn lines of credit.  JetBlue repaid $49 million in regularly scheduled debt and capital lease obligations for the second quarter.

Fuel Expense and Hedging

The realized fuel price in the quarter was $2.16 per gallon, a 5.3% decline versus second quarter 2018 realized fuel price of $2.28.

JetBlue has not entered into forward fuel derivative contracts to hedge its fuel consumption for the third quarter of 2019.  Based on the forward curve as of July 12th, JetBlue expects an average all-in price per gallon of fuel of $2.18 in the third quarter of 2019.

About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles (Long Beach), Orlando, and San Juan. JetBlue carries more than 42 million customers a year to 100+ cities in the U.S., Caribbean, and Latin America with an average of more than 1,000 daily flights. For more information please visit jetblue.com.

Notes

(1)	Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; our significant fixed obligations and substantial indebtedness; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation; changes in our industry due to other airlines' financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; the spread of infectious diseases; adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include, in addition to others not described in this press release, those described in Item 1A of our 2018 Form 10-K under "Risks Related to JetBlue" and "Risks Associated with the Airline Industry". In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,		Percent		June 30,		Percent
	2019	2018(1)	Change		2019	2018(1)	Change
OPERATING REVENUES
Passenger	$2,031	$1,858	9.3		$3,833	$3,549	8.0
Other	74	70	5.3		144	133	8.3
Total operating revenues	2,105	1,928	9.2		3,977	3,682	8.0

OPERATING EXPENSES
Aircraft fuel and related taxes	484	491	(1.4)		921	908	1.5
Salaries, wages and benefits	576	486	18.5		1,151	985	16.8
Landing fees and other rents	121	122	(0.6)		237	230	2.6
Depreciation and amortization	127	114	11.3		251	226	11.4
Aircraft rent	25	24	4.8		50	48	3.1
Sales and marketing	75	75	(0.4)		141	142	(1.0)
Maintenance, materials and repairs	168	188	(10.1)		324	329	(1.8)
Other operating expenses	277	261	6.1		563	522	8.1
Special items	2	319	(99.3)		14	319	(95.6)
Total operating expenses	1,855	2,080	(10.8)		3,652	3,709	(1.6)

OPERATING INCOME (LOSS)	250	(152)	264.3		325	(27)	1,283.4

Operating margin	11.9%	(7.9)%	19.8	pts.	8.2%	(0.7)%	8.9	pts.

OTHER INCOME (EXPENSE)
Interest expense	(19)	(16)	17.3		(38)	(32)	21.3
Capitalized interest	3	3	40.3		6	5	32.4
Interest income and other	2	3	(29.3)		1	5	(73.7)
Total other income (expense)	(14)	(10)	(25.5)		(31)	(22)	(39.6)

INCOME (LOSS) BEFORE INCOME TAXES	236	(162)	245.5		294	(49)	690.5

Pre-tax margin	11.2%	(8.4)%	19.6	pts.	7.4%	(1.4)%	8.8	pts.

Income tax expense (benefit)	57	(41)	238.7		73	(18)	499.8

NET INCOME (LOSS)	$179	$(121)	247.8		$221	$(31)	801.2

EARNINGS PER COMMON SHARE:
Basic	$0.60	$(0.39)			$0.73	$(0.10)
Diluted	$0.59	$(0.39)			$0.73	$(0.10)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	300.3	315.0			303.1	318.0
Diluted	301.8	315.0			304.6	318.0

(1) Prior period results have been recast to reflect the adoption of ASC 842 Leases.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,		Percent		June 30,		Percent
	2019	2018	Change		2019	2018	Change

Revenue passengers (thousands)	11,026	10,923	0.9		21,191	20,804	1.9
Revenue passenger miles (millions)	13,782	13,043	5.7		26,516	24,909	6.5
Available seat miles (ASMs) (millions)	16,029	15,138	5.9		31,466	29,162	7.9
Load factor	86.0%	86.2%	(0.2)	pts.	84.3%	85.4%	(1.1)	pts.
Aircraft utilization (hours per day)	12.1	12.1	—		11.9	11.7	1.7

Average fare	$184.24	$170.08	8.3		$180.89	$170.61	6.0
Yield per passenger mile (cents)	14.74	14.24	3.5		14.46	14.25	1.5
Passenger revenue per ASM (cents)	12.68	12.27	3.3		12.18	12.17	0.1
Revenue per ASM (cents)	13.14	12.74	3.1		12.64	12.63	0.1
Operating expense per ASM (cents)(2)	11.58	13.74	(15.7)		11.60	12.72	(8.8)
Operating expense per ASM, excluding fuel (cents)(1)(2)	8.46	8.32	1.8		8.56	8.44	1.4

Departures	93,040	93,688	(0.7)		182,276	179,734	1.4
Average stage length (miles)	1,147	1,088	5.4		1,150	1,093	5.2
Average number of operating aircraft during period	253.0	245.5	3.1		253.0	244.7	3.4
Average fuel cost per gallon, including fuel taxes	$2.16	$2.28	(5.5)		$2.10	$2.19	(3.9)
Fuel gallons consumed (millions)	224	215	4.3		438	414	5.6
Average number of full-time equivalent crewmembers					18,454	17,677

(1) Refer to Note A, Consolidated operating cost per available seat mile, excluding fuel (CASM Ex-Fuel) at the end of our Earnings Release for more information on this non-GAAP measure. CASM Ex-Fuel excludes fuel and related taxes, special items, and operating expenses related to other non-airline businesses.

(2) Recast to reflect the adoption of ASC 842 Leases.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	June 30,	December 31,
	2019	2018
	(unaudited)

Cash and cash equivalents	$461	$474
Total investment securities	452	416
Total assets(1)	11,236	10,959
Total debt	1,492	1,670
Stockholders' equity(1)	4,697	4,685

(1) Prior period results have been recast to reflect the adoption of ASC 842 Leases.

Note A - Non-GAAP Financial Measures

JetBlue sometimes uses non-GAAP measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the U.S., or GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.

Consolidated operating cost per available seat mile, excluding fuel and related taxes, and certain non-airline operating expenses, and special items (“CASM Ex-Fuel”)

Operating expenses per available seat mile, or CASM, is a common metric used in the airline industry. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from operating expenses to determine CASM ex-fuel. During the periods presented below, special items include one-time transition costs related to the Embraer E190 fleet exit as well as one-time costs related to the implementation of our pilots' collective bargaining agreement. We believe that CASM ex-fuel provides investors the ability to measure financial performance excluding items beyond our control, such as fuel costs which are subject to many economic and political factors beyond our control, or not related to the generation of an available seat mile, such as operating expense related to other non-airline businesses. We believe this non-GAAP measure is more indicative of our ability to manage airline costs and is more comparable to measures reported by other major airlines.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL
($ in millions, per ASM data in cents)
(unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2019		2018		2019		2018
	$	per ASM	$	per ASM	$	per ASM	$	per ASM

Total operating expenses(1)	$1,855	$11.58	$2,080	$13.74	$3,652	$11.60	$3,709	$12.72
Less:
Aircraft fuel and related taxes	484	3.02	491	3.24	921	2.93	908	3.11
Other non-airline expenses(1)	12	0.09	11	0.07	23	0.07	20	0.07
Special items	2	0.01	319	2.11	14	0.04	319	1.10
Operating expenses, excluding fuel(1)	$1,357	$8.46	$1,259	$8.32	$2,694	$8.56	$2,462	$8.44

(1) Recast to reflect the adoption of ASC 842 Leases.

Operating Expense, Income before Taxes, Net Income and Earnings per Share, excluding Special Items and Impact of Tax Reform

Our GAAP results in the applicable periods include the impacts of the 2017 tax reform and charges that are deemed special items which we believe make our results difficult to compare to prior periods as well as future periods and guidance. During the periods presented below, special items include one-time transition costs related to the Embraer E190 fleet exit as well as one-time costs related to the implementation of our pilots' collective bargaining agreement. We believe the impacts of the 2017 tax reform and special items distort our overall trends and that our metrics and results are enhanced with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impacts of the 2017 tax reform and special items.

NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING EXPENSE, INCOME BEFORE TAXES, NET INCOME AND EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS AND IMPACT OF TAX REFORM
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018(1)	2019	2018(1)
Total operating expenses	$1,855	$2,080	$3,652	$3,709
Less: Special items	2	319	14	319
Total operating expenses excluding special items	$1,853	$1,761	$3,638	$3,390

Operating income (loss)	$250	$(152)	$325	$(27)
Add back: Special items	2	319	14	319
Operating income excluding special items	$252	$167	$339	$292

Income (loss) before income taxes	$236	$(162)	$294	$(49)
Add back: Special items	2	319	14	319
Income before income taxes excluding special items	$238	$157	$308	$270

Income before income taxes excluding special items	$238	$157	$308	$270
Less: Income tax expense (benefit)	57	(41)	73	(18)
Less: Income tax related to special items	1	79	3	79
Less: Tax reform impact	—	—	—	7
Net Income excluding special items and tax reform impact	$180	$119	$232	$202

Earnings Per Common Share:
Basic	$0.60	$(0.39)	$0.73	$(0.10)
Add back: Special items, net of tax	—	0.77	0.03	0.75
Less: Tax reform impact	—	—	—	0.02
Basic excluding special items and tax reform impact	$0.60	$0.38	$0.76	$0.63

Diluted	$0.59	$(0.39)	$0.73	$(0.10)
Add back: Special items, net of tax	0.01	0.76	0.03	0.75
Less: Tax reform impact	—	—	—	0.02
Diluted excluding special items and tax reform impact	$0.60	$0.37	$0.76	$0.63

(1) Prior period results have been recast to reflect the adoption of ASC 842 Leases.

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com